Exhibit 99.1
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE
FOR IMMEDIATE RELEASE
For Additional Information: Contact Brian McLeod - Chief Financial Officer @ (334) 897-2273.
The National Security Group, Inc. Releases Financial Results

ELBA, ALABAMA (November 13, 2020)…The National Security Group, Inc. (NASDAQ:NSEC) results for the three months and nine months ended September 30, 2020 and 2019, based on U.S. generally accepted accounting principles, were reported today as follows:

Unaudited Consolidated Financial Summary	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Gross premiums written	$17,618,000	$17,408,000	$53,806,000	$52,634,000
Net premiums written	$15,605,000	$15,467,000	$48,188,000	$47,415,000

Net premiums earned	$15,289,000	$15,209,000	$45,416,000	$44,917,000
Net investment income	884,000	989,000	2,809,000	2,908,000
Net investment gains (losses)	1,430,000	(117,000)	988,000	2,120,000
Other income	162,000	148,000	450,000	440,000
Total Revenues	17,765,000	16,229,000	49,663,000	50,385,000
Policyholder benefits and settlement expenses	13,303,000	9,750,000	40,622,000	29,673,000
Amortization of deferred policy acquisition costs	836,000	805,000	2,749,000	2,624,000
Commissions	1,493,000	2,006,000	5,615,000	6,017,000
General and administrative expenses	2,312,000	2,226,000	6,199,000	6,974,000
Taxes, licenses and fees	604,000	604,000	1,919,000	1,890,000
Interest expense	200,000	293,000	660,000	879,000
Total Benefits, Losses and Expenses	18,748,000	15,684,000	57,764,000	48,057,000
Income (Loss) Before Income Taxes	(983,000)	545,000	(8,101,000)	2,328,000
Income tax expense (benefit)	(205,000)	115,000	(1,737,000)	42,000
Net Income (Loss)	$(778,000)	$430,000	$(6,364,000)	$2,286,000
Income (Loss) Per Common Share	$(0.30)	$0.17	$(2.51)	$0.90
Reconciliation of Net Income (Loss) to non-GAAP Measurement
Net income (loss)	$(778,000)	$430,000	$(6,364,000)	$2,286,000
Income tax expense (benefit)	(205,000)	115,000	(1,737,000)	42,000
Investment (gains) losses, net	(1,430,000)	117,000	(988,000)	(2,120,000)
Pretax Income (Loss) From Operations	$(2,413,000)	$662,000	$(9,089,000)	$208,000

Management Commentary on Results of Operations

Summary:
For the three months ended September 30, 2020, the Company had a net loss of $778,000, $0.30 loss per share, compared to a net income of $430,000, $0.17 income per share, for the three months ended September 30, 2019; a quarterly decline of $1,208,000. The net loss was driven by an increase in claims; primarily in the P&C segment. Pretax loss from operations for the third quarter of 2020 totaled $2,413,000 compared to a pretax income from operations of $662,000 in the third quarter of 2019. The primary reason for the $3,075,000 decrease in the third quarter of 2020, compared to the same period in 2019, was a $3,553,000 increase in policyholder claims.

The Company ended the third quarter of 2020 with claims totaling $13,303,000 compared to $9,750,000 for the same period last year. The P&C segment was the primary source of this increase with claims, up $3,287,000 in third quarter 2020 compared to third quarter 2019. The primary component of this increase was claims reported from weather events which increased $4,746,000, in the third quarter of 2020, compared to the same period last year. Partially offsetting this increase was a decrease in reported fire losses, in the third quarter of 2020 compared to the third quarter of 2019, of $1,030,000.

For the nine months ended September 30, 2020, the Company had a net loss of $6,364,000, $2.51 loss per share, compared to a net income of $2,286,000, $0.90 income per share, for the nine months ended September 30, 2019. The year to date pretax loss from operations, in 2020, totaled $9,089,000 compared to a pretax income from operations of $208,000 in 2019. The primary reason for the $9,297,000 decrease in 2020, compared to the same period in 2019, was a $10,949,000 increase in policyholder benefits; primarily driven by a significant increase in catastrophe claims in the P&C segment. Results for the first nine months of 2020 were negatively impacted by increased claim activity in the P&C segment. Results for the first nine months of 2019 were positively impacted by investment gains of $2,120,000.

For the nine months ended September 30, 2020, the Company had insured claims totaling $40,622,000 compared to $29,673,000 for the same period last year. The P&C segment was the primary source of this increase with claims up $11,152,000 in 2020, compared to 2019. The primary component of this increase was claims reported from catastrophe events which increased $12,505,000 for the nine months ended September 30, 2020, compared to the same period in 2019. Partially offsetting the increase in claims was a decrease in general and administrative expenses. The Company ended the first nine months of 2020 with a decrease in general and administrative expenses of $775,000 compared to the same period last year. The primary reason for this decrease was a decline in the company's contingent commission liability in the P&C Segment.

For the nine months ended September 30, 2020, the Company had investment gains of $988,000 compared to investment gains of $2,120,000 for the same period in 2019; a decrease of $1,132,000. The primary reason for the investment gains, in 2020, was a $1,107,000 gain on fixed maturities compared to a loss on fixed maturities of $9,000 for the same period last year. In 2019, we had a gain on our COLI investment totaling $1,792,000 which was the primary contributor to investment gains for the nine months ended September 30, 2019.

Three-month period ended September 30, 2020 compared to three-month period ended September 30, 2019

Premium Revenue:
For the three months ended September 30, 2020, net premiums earned were up $80,000 at $15,289,000 compared to $15,209,000 during the same period last year. The increase in premium revenue was primarily driven by an increase in net earned premium, in the P&C segment, of $158,000 or 1.2%. The increase in P&C segment net earned premium was primarily attributable to a 4.8% increase in gross earned premium in our dwelling fire program due to rate increases in the program over the past twelve months. With the increased frequency of weather events over the past five years, the Company continues to increase rates in states and programs that have been most impacted by this persistent pattern of severe weather.

Investment Gains (Losses):
Investment gains for the three-month period ended September 30, 2020 were $1,430,000 compared to investment losses of $117,000 for the same period last year. Contributing to the third quarter 2020 gain, we had gains on fixed maturities totaling $1,091,000 compared to losses on fixed maturities totaling $24,000, in the third quarter of 2019, as well as an increase in value of our equity investments totaling $223,000 compared to unrealized losses in equity investments of $80,000, in the third quarter of 2019. Furthermore, we had investment gains from an increase in underlying investments in our COLI of $125,000, in the third quarter of 2020, compared to a loss of $14,000 for the same period last year.

Net Income (Loss):
For the three months ended September 30, 2020, the Company had a net loss of $778,000, $0.30 loss per share, compared to a net income of $430,000, $0.17 income per share, for the same period last year. As mentioned previously, the primary reason for the net loss in the third quarter 2020, compared to net income in the third quarter 2019, was an increase in P&C segment claims driven by an increase in insured losses from cat events, primarily from Hurricane Laura and Hurricane Sally. During August 2020, the P&C segment was impacted by Hurricane Laura. The P&C segment was impacted by Hurricane Sally in September 2020. Hurricane Laura primarily caused damage to property of our policyholders in Louisiana and accounted for $11,476,000 or 75.8% of all gross reported losses from catastrophe events during the third quarter of 2020. On a net basis, Hurricane Laura accounted for $2,072,000 of reported catastrophe losses during the third quarter of 2020. Hurricane Sally primarily caused damage to property of our policyholders in Alabama and accounted for $2,418,000 or 16.0% of all gross reported losses from catastrophe events during the third quarter of 2020. On a net basis, Hurricane Sally accounted for $2,000,000 of reported catastrophe losses during the third quarter of 2020.

Pretax Income (Loss) from Operations:
For the three months ended September 30, 2020, our pretax loss from operations was $2,413,000 compared to a pretax income from operations of $662,000 for the three months ended September 30, 2019; a decrease of $3,075,000. We experienced elevated weather related losses in both years, however, as discussed above, an increase in cat losses in our P&C segment was the primary reason for the higher loss from operations, in the third quarter of 2020, compared to the same period last year.

P&C Segment Combined Ratio:
The P&C segment ended the third quarter of 2020 with a GAAP basis combined ratio of 118.7%. Reported catastrophe losses, net of reinsurance recoveries, totaled $5,319,000 for the quarter and added 38.1 percentage points to the combined ratio. In comparison, the P&C segment ended the third quarter of 2019 with a GAAP basis combined ratio of 99.9% with $1,942,000 in reported catastrophe losses increasing the combined ratio by 14.1 percentage points. Partially offsetting the increase in reported catastrophe losses in the third quarter of 2020 was a reduction in reported fire losses of $1,030,000. Reported fire losses for the third quarter of 2020 totaled $2,371,000 and added 17.0 percentage points to the third quarter 2020 combined ratio. In comparison, third quarter 2019 reported fire losses totaled $3,401,000 and added 24.7 percentage points to the third quarter 2019 combined ratio.

Nine-month period ended September 30, 2020 compared to nine-month period ended September 30, 2019

Premium Revenue:
For the nine-month period ended September 30, 2020, net premiums earned were up $499,000 at $45,416,000 compared to $44,917,000 during the same period last year. The increase in premium revenue was primarily driven by an increase in net earned premium in the P&C segment of $640,000 or 1.6%. The increase in P&C segment net earned premium was primarily attributable to a 4.2% increase in gross earned premium in our dwelling fire program due to rate increases in the program over the past twelve months. As mentioned previously, the increased frequency of weather related losses over the past five years has driven the need to increase rates in states and programs that have been most impacted by this persistent pattern of severe weather.

Investment Gains:
Investment gains for the nine-month period ended September 30, 2020 were $988,000 compared to investment gains of $2,120,000 for the same period last year. The primary reason for the investment gain, in 2020, was a gain on available-for-sale fixed maturities of $1,107,000 compared to a loss on available-for-sale fixed maturities of $9,000 for the same period last year. In the first nine months of 2020, an increase in value of COLI investments totaled $165,000 compared to an increase of $256,000 for the same period last year. Partially offsetting the 2020 investment gains was a decline in value of our equity investments totaling $272,000 compared to an increase in value of equity investments of $72,000, in 2019. Investment gains in 2019 were also positively impacted by a realized gain on COLI of $1,792,000.

Net Income (Loss):
For the nine months ended September 30, 2020, the Company had a net loss of $6,364,000, $2.51 loss per share, compared to net income of $2,286,000, $0.90 income per share, for the same period last year. As mentioned previously, the primary reason for the 2020 net loss, compared to the 2019 net income, was a significant increase in property and casualty insured losses. The increase in P&C subsidiary losses was primarily driven by an increase in catastrophe losses from severe weather events in April of 2020 coupled with losses from Hurricanes Laura and Sally in the third quarter of 2020.

Pretax Income (Loss) from Operations:
For the nine months ended September 30, 2020, our pretax loss from operations was $9,089,000 compared to a pretax income from operations of $208,000 for the nine months ended September 30, 2019; a decrease of $9,297,000. As discussed above, an increase in claim activity in our P&C segment was the primary reason for the loss from operations, in the first nine months of 2020, compared to the same period last year.

P&C Segment Combined Ratio:
The P&C segment ended the first nine months of 2020 with a GAAP basis combined ratio of 126.4%. Reported catastrophe losses, net of reinsurance recoveries, totaled $17,310,000 and added 41.8 percentage points to the combined ratio. In comparison, the P&C segment ended the first nine months of 2019 with a GAAP basis combined ratio of 102.5% with $4,805,000 in reported catastrophe losses increasing the combined ratio by 11.8 percentage points. Partially offsetting the increase in reported catastrophe losses, in 2020, was a reduction in reported fire losses of $1,416,000. Reported fire losses for the first nine months of 2020 totaled $8,930,000 and added 21.5 percentage points to the 2020 combined ratio. In comparison, 2019 reported fire losses totaled $10,346,000 and added 25.4 percentage points to the 2019 combined ratio. In addition, non-catastrophe wind and hail losses were down $227,000 in 2020 compared to 2019. Reported non-catastrophe wind and hail losses for the first nine months of 2020 totaled $6,564,000 and added 15.8 percentage points to the 2020 combined ratio. In comparison, non-catastrophe wind and hail losses reported during the first nine months of 2019 totaled $6,791,000 and added 16.7 percentage points to the 2019 combined ratio.

Management Commentary on Financial Position

Selected Balance Sheet Highlights	September 30, 2020	December 31, 2019
	UNAUDITED
Invested Assets	$104,979,000	$118,969,000
Cash	$15,057,000	$11,809,000
Total Assets	$155,556,000	$153,934,000
Policy Liabilities	$85,806,000	$78,472,000
Total Debt	$14,174,000	$14,164,000
Accumulated Other Comprehensive Income	$2,872,000	$2,443,000
Shareholders' Equity	$47,062,000	$53,461,000
Book Value Per Share	$18.59	$21.12
Invested Assets:
Invested assets as of September 30, 2020 were $104,979,000 compared to $118,969,000 as of December 31, 2019; a decrease of 11.8%. The decrease in invested assets was primarily due to the sale of available-for-sale fixed maturity securities and equity securities to meet the liquidity requirements of increased claim activity in the P&C segment, during the first nine months of 2020 compared to December 31, 2019.

Cash:
The Company, primarily through its insurance subsidiaries, had $15,057,000 in cash and cash equivalents at September 30, 2020, compared to $11,809,000 at December 31, 2019. Cash increased $3,248,000 in the first nine months of 2020 primarily due to sale of available-for-sale fixed maturity securities for the payment of weather related losses in our P&C subsidiary. Cash fluctuated significantly during the third quarter due to timing differences in the payment of weather related insurance claims and recoveries from reinsurers under our catastrophe reinsurance agreement.

Total Assets:
Total assets as of September 30, 2020 were $155,556,000 compared to $153,934,000 at December 31, 2019. An increase in cash and reinsurance recoverables offset the decline in fixed maturity securities, contributing to the moderate increase in total assets in the first nine months of 2020 compared to total assets at December 31, 2019.

Policy Liabilities:
Policy related liabilities were $85,806,000 at September 30, 2020, compared to $78,472,000 at December 31, 2019; an increase of $7,334,000 or 9.3%. The primary reasons for the increase in policy liabilities were a $3,624,000 increase in P&C segment loss reserves and an increase of $3,210,000 in unearned premiums. P&C segment loss reserves were up, in 2020 compared to 2019, due to an increase in weather related claim activity. Due to the timing of insurance renewals and new business issuance across our entire book of P&C segment business, unearned premium tends to peak during the second and third quarters and decline during the fourth quarter when new policy issuance and annual policy renewals reach a seasonal low. This was the primary factor contributing to the increase in unearned premium at September 30, 2020 compared to December 31, 2019.

Debt Outstanding:
Total debt at September 30, 2020 was virtually unchanged at $14,174,000 compared to $14,164,000 at December 31, 2019.

Shareholders' Equity:
Shareholders' equity as of September 30, 2020 was $47,062,000, down $6,399,000, compared to December 31, 2019 Shareholders' equity of $53,461,000. Book value per share was $18.59 at September 30, 2020, compared to $21.12 per share at December 31, 2019; a decline of 12.0% or $2.53 per share. The primary factors contributing to the decrease in both book value per share and Shareholders' equity were a net loss of $6,364,000 and shareholder dividends paid of $455,000. Partially offsetting these decreases was accumulated other comprehensive income of $429,000. The accumulated comprehensive income was primarily driven by increases in market value of our corporate bond investments available-for-sale.

Release of Information on Fourth Quarter Events - Hurricane Delta and Hurricane Zeta Catastrophe Claims:
In addition to our third quarter earnings release, we are releasing our preliminary loss estimates from Hurricane Delta and Hurricane Zeta which will impact our fourth quarter earnings. We emphasize that no provision for losses from Hurricane Delta and Hurricane Zeta catastrophe claims have been made in our third quarter results presented above as these events occurred in the fourth quarter of 2020.

On October 9, 2020, Hurricane Delta made landfall near Creole, Louisiana in Cameron Parish as a category 2 storm. This was the second hurricane landfall in Cameron Parish in 2020 as Hurricane Laura made landfall less than 15 miles west in late August. Hurricane Delta had maximum sustained winds of 100 mph at landfall and was a record tenth tropical cyclone to impact the continental U.S. during the 2020 Atlantic hurricane season. As of November 10, 2020, Hurricane Delta has produced 436 claims totaling $2,488,000. Net of reinsurance recoveries, we expect pre-tax losses from Hurricane Delta to be in the range of $2,500,000 to $3,000,000.

On October 28, 2020, Hurricane Zeta made landfall near Cocodrie, Louisiana, in Terrebonne Parish as a category 2 storm. Hurricane Zeta had maximum sustained winds of 110 mph at landfall and became the fifth named storm to impact Louisiana in 2020. Hurricane Zeta was fast moving over land and maintained category 1 strength through Mississippi and parts of Alabama. As of November 10, 2020, Hurricane Zeta has produced 1,057 claims totaling $4,177,000. We expect pre-tax gross losses from Hurricane Zeta to be in the range of $5,500,000 to $6,500,000. Net of reinsurance recoveries, our pre-tax losses from Hurricane Zeta will be $4,000,000.

The National Security Group, Inc. (NASDAQ:NSEC), through its property & casualty and life insurance subsidiaries, offers property, casualty, life, accident and health insurance in ten states. The Company writes primarily personal lines property coverage including dwelling fire and windstorm, homeowners, and mobile homeowners lines of insurance. The Company also offers life, accident and health, supplemental hospital and cancer insurance products. The Company was founded in 1947 and is based in Elba, Alabama. Additional information about the Company, including additional details of recent financial results, can be found on our website: www.nationalsecuritygroup.com.

Information about forward-looking statements
Any statement contained in this report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning the Company or its business, whether expressed or implied, is meant as and should be considered a forward-looking statement as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not limited to changes in market conditions, natural disasters and other catastrophic events, increased competition, changes in availability and cost of reinsurance, changes in governmental regulations, technological changes, political and legal contingencies and general economic conditions, as well as other risks and uncertainties more completely described in the Company’s filings with the Securities and Exchange Commission. If any of these assumptions or opinions proves incorrect, any forward-looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects and may cause future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements.

Significant uncertainties still remain regarding the ultimate impacts of the COVID-19 pandemic on future premium revenue, losses, claims settlement costs and investment results. These uncertainties could have a material adverse impact on our net income and results of operations. Additional information and disclosures related to risk factors are discussed in our 2019 Annual Report on Form 10-K as well as our latest Form 10-Q and should be read in conjunction with this Form 8-K.